Contact:  Anne Bugge (425) 951-1378

SONOSITE COMPLETES ACQUISITION OF CARDIODYNAMICS-
A CARDIOVASCULAR DISEASE MANAGEMENT COMPANY

BOTHELL, WA – August 17, 2009 – SonoSite, Inc. (Nasdaq:SONO), the world leader and specialist in hand-carried ultrasound for the point-of-care, today announced that on August 14, 2009, it completed the acquisition of CardioDynamics International Corporation (Nasdaq:CDIC), a leader in impedance cardiography (ICG) for noninvasive hemodynamic assessment.

Under the terms of the agreement, CardioDynamics will become a wholly-owned subsidiary of SonoSite, Inc. and CardioDynamics shareholders will receive $1.35 per share in cash.  The aggregate transaction is valued at approximately $10.0 million, or $12.3 million net of cash and debt. Shareholders of CardioDynamics approved the acquisition on August 11, 2009.

 “This acquisition brings us an established sales channel and a franchise in cardiovascular disease management with outstanding long term growth and healthcare cost reduction potential,” said Kevin M. Goodwin, SonoSite President and CEO. “The need to detect and treat cardiovascular disease has never been greater, and CardioDynamics’ products and technology will be the platform we will build upon to grow in the physician office segment, as well as expand our presence in the large market for cardiovascular disease management.”

“Both SonoSite and CardioDynamics have a rich history of innovation and  market development,” said Marcus Smith, SonoSite Vice President, General Manager, Cardiovascular Disease Management.  “We look forward to combining the products and sales force of CardioDynamics with our own ultrasound products to make a positive impact on cardiovascular disease, with particular emphasis on improving patient outcomes and reducing healthcare system costs.”

CardioDynamics’ ICG product line provides non-invasive assessment of cardiac output and other hemodynamic parameters in the physician’s office, outpatient clinic or hospital. The company’s latest generation product, the BioZ® Dx system, integrates ICG with electrocardiography (ECG), providing the ability to assess both mechanical and electrical cardiovascular function.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.  Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries.  SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs approximately 700 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the potential benefits of the CardioDynamics acquisition, including future products and growth in the physician office and cardiovascular disease management markets, are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  These statements are not guaranties of future performance, are based on potentially inaccurate assumptions and are subject to known and unknown risks and uncertainties, including, without limitation, the risk that the acquisition of CardioDynamics will not yield the expected potential benefits, including growth in the physician office and cardiovascular disease management markets, and the other factors contained in Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.  We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.